Exhibit 10.2
First Amendment to
lululemon athletica inc.
2023 Equity Incentive Plan

This First Amendment to the lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”) is dated April 20, 2026. Capitalized terms not defined in this amendment have the meanings given to them in the Plan.

1.Effective Date. This amendment becomes effective when the Company’s stockholders approve it (the “Effective Date”).

2.Amendment of Section 4.1. On the Effective Date, Section 4.1 of the Plan is deleted and replaced with the following:

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3, as     of the Plan’s Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 10,300,000 shares, less (i) one share for every one share of stock subject to an option, stock appreciation right or similar fair market value appreciation award granted under the Predecessor Plan on or after April 10, 2023 and prior to the Plan’s Effective Date; and (ii) 1.7 shares for every one share of stock subject to an award other than an option, stock appreciation right or similar appreciation right granted under the Predecessor Plan on or after April 10, 2023 and prior to the Plan’s Effective Date. Any shares of Stock that are subject to Appreciation Awards shall be counted against this limit as one share for every one share granted, and any shares of Stock that are subject to Full Value Awards shall be counted against this limit as 1.7 shares for every one share granted. Shares of Stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof. After the Plan’s Effective Date, no awards may be granted under the Predecessor Plan.

3.Amendment of Section 5.3(a)(i). On the Effective Date, Section 5.3(a)(i) of the Plan is deleted and replaced with the following:

5.3(a)(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 10,300,000 shares.

4.No Other Changes. Except as stated in this amendment, the Plan remains unchanged and in full force.